EXHIBIT 10.7

                             ACQUISITION AGREEMENT

      This Acquisition Agreement (the "Acquisition Agreement") is made and entered into as of the 15th day of August, 1996, by and between SMOKY MOUNTAIN BANCORP, INC. ("Smoky Mountain"), a corporation chartered and existing under the laws of the State of Tennessee which is registered as a bank holding company and has its principal office at 811 Parkway, Gatlinburg, Tennessee 37738, and BANKFIRST ("BankFirst), a banking corporation chartered and existing under the laws of the State of Tennessee which has its principal place of business at 625 Market Street, Knoxville, Tennessee 37902. First National Bank of Gatlinburg ("FNBG"), is a national banking institution whose principal office is at 811 Parkway, Gatlinburg, Tennessee 37738, and is a wholly owned subsidiary of Smoky Mountain.

                                   RECITALS:

      A. The Boards of Directors of Smoky Mountain and BankFirst have agreed that Smoky Mountain will acquire from the BankFirst shareholders by Plan of Share Exchange all of the issued and outstanding shares of BankFirst Common Stock and BankFirst Preferred Stock and Smoky Mountain is willing to do so under the terms and subject to the conditions hereinafter set forth in this Agreement and the Plan of Share Exchange (the "Acquisition").

      B. BankFirst and Smoky Mountain wish to consummate the transactions contemplated by this Acquisition Agreement in a timely and effective manner.

      C. The Board of Directors of First National of Gatlinburg joins in this agreement for the purpose of giving its approval to the transaction set forth in this agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements of the Parties set forth in this Acquisition Agreement and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      1.1 Definitions. As used in this Acquisition Agreement, the following terms have the definitions indicated:

      "Acquisition" shall have the meaning assigned to such term in Recital A of this Acquisition Agreement.


                         ACQUISITION AGREEMENT - Page 1

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      "Acquisition Agreement" means this Agreement, and all Exhibits and
Schedules annexed to and incorporated by specific reference as a part of this Acquisition Agreement.

      "Audited Financial Statements of BankFirst" shall have the meaning assigned to such term in Section 5.6 of this Acquisition Agreement.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

      "BankFirst" shall mean BankFirst, a Tennessee banking corporation headquartered at 625 Market Street, Knoxville, Knox County, Tennessee 37902.

      "BankFirst Common Stock" shall mean the Five Dollar ($5.00) par value common stock of which 10,000,000 are authorized and 1,154,152 shares are issued and outstanding.

      "BankFirst Preferred Stock" shall mean the Five Dollar ($5.00) par value non- cumulative convertible preferred stock of which 500,000 shares are authorized and 225,559 shares are issued and outstanding.

      "BankFirst Employee Plan" shall mean BankFirst's 401-K Profit Sharing Plan adopted on July 1, 1993, as amended on July 1, 1994.

      "BankFirst Record Holders" means the holders of record of all of the issued and outstanding BankFirst Common Stock and BankFirst Preferred Stock immediately prior to the Effective Time.

      "BankFirst Stock Options" shall mean options previously issued by BankFirst entitling the holder to purchase BankFirst Common Stock as more particularly described in Section 2.6.

      "Closing" shall have the meaning assigned to such term in Section 2.3 of this Acquisition Agreement.

      "Closing Date" shall have the meaning assigned to such term in Section 2.3 of this Acquisition Agreement.

      "Consideration" shall mean the value to be received by the BankFirst Record Holders in exchange for their BankFirst Common and BankFirst Preferred Stock, such value to be determined as provided in Section 3.1 of this Agreement.

      "Effective Time" shall have the meaning assigned in Section 2.4 of this Agreement, but shall not be later than December 31, 1996; provided, however, the effective date may be extended if governmental approvals have not been obtained.


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      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange" shall mean the exchange of stock as contemplated in this Agreement and the Plan of Share Exchange.

      "Exchange Agent" shall mean Smoky Mountain.

      "Exchange Rate Price" shall mean the sum of $43.50 for each share of Smoky Mountain Common Stock.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of Atlanta acting under delegated authority.

      "GAAP" shall mean generally accepted accounting principles, consistently applied.

      "Governmental Approvals" shall have the meaning assigned to such term in
Section 4.4 of this Acquisition Agreement.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Parties" shall mean Smoky Mountain and BankFirst collectively; each individually may sometimes be referred to as a "Party."

      "Pension Plan" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

      "Person" shall mean any natural person, fiduciary, corporation, partnership, joint venture, business trust or any other entity of any kind.

      "Plan of Exchange" shall mean the Plan of Share Exchange of Smoky Mountain Bancorp, Inc. and BankFirst dated as of the date of this Acquisition Agreement and is attached hereto as Exhibit "1".

      "Proxy Statement" shall mean the proxy statement to be used by BankFirst and/or Smoky Mountain to solicit the approval of its shareholders of this Acquisition Agreement.


                         ACQUISITION AGREEMENT - Page 3

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      "Records" means all available records, original instruments and other documentation, pertaining to BankFirst, BankFirst's assets, BankFirst's liabilities, the BankFirst Common Stock, the BankFirst Preferred Stock, the deposits and the Loans, and all other business and financial records which are necessary or customary for use in the conduct of BankFirst's business by BankFirst on and after the Effective Time as it was conducted prior to the Closing Date.

      "Regulatory Approval" shall mean the same as Governmental Approval.

      "Regulatory Authorities" shall mean, collectively, the Federal Reserve, the FDIC, the TDFI, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Acquisition Agreement.

      "Shareholders Meeting" shall mean the meeting of the shareholders of Smoky Mountain and BankFirst to be held pursuant to Section 6.2 and Section 7.1 of this Acquisition Agreement, including any adjournment or adjournments thereof.

      "Smoky Mountain" shall mean Smoky Mountain Bancorp, Inc., a bank holding corporation with its principal office located at 811 Parkway, Gatlinburg, Tennessee 37738.

      "Smoky Mountain Common Stock" shall mean the authorized voting common stock of Smoky Mountain, $2.50 par value, and Smoky Mountain has issued and outstanding 395,518 shares of the voting common stock.

      "Smoky Mountain Preferred Stock" shall mean the authorized Five Dollar ($5.00) par value preferred stock of Smoky Mountain, none of which has been designated either by par or dividend rates by the Board of Directors. The preferred shares shall be authorized by the Board of Directors of Smoky Mountain and shall have the equivalent par and dividend rate as the issued and outstanding BankFirst Preferred Stock.

      "Subsidiary" or "Subsidiaries" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

      "TDFI" shall mean the Tennessee Department of Financial Institutions.


                         ACQUISITION AGREEMENT - Page 4

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      "Tennessee Code" means the Tennessee Code Annotated, as amended.

      "Tennessee Commissioner" shall mean the Commissioner of Financial Institutions of the State of Tennessee.

                                   ARTICLE 2

                              TERMS OF ACQUISITION

      2.1 The Acquisition or Exchange. Subject to the terms of this Agreement and the Plan of Share Exchange, Smoky Mountain will acquire by exchange all of the BankFirst Common Stock and the BankFirst Preferred Stock for Smoky Mountain Common Stock and Smoky Mountain Preferred Stock. As a result of the exchange of the stock, BankFirst will become a wholly owned subsidiary of Smoky Mountain. The members of the Board of Directors of Smoky Mountain and BankFirst have agreed to, and shall, subject to their fiduciary duties, recommend to the Smoky Mountain and BankFirst shareholders that they approve the Acquisition Agreement, including the Plan of Share Exchange attached as Exhibit "1". The Plan of Share Exchange and Article 3 below establish the method of determining the shares of stock that will be exchanged, the number of shares that will be exchanged, and the method of, and procedure for, delivering the shares of Smoky Mountain Common Stock and Preferred Stock to the BankFirst Record Holders in exchange for their BankFirst Common Stock and Preferred Stock.

      2.2 Rights of Dissenting BankFirst Shareholders. The rights of the BankFirst Record Holders who vote against the Acquisition Agreement are set forth in Section 45-2-1309 of the Tennessee Code and Section 3.8 of the Plan of Share Exchange.

      2.3 Time and Place of Closing. The Closing shall take place at 10:00 a.m. Eastern Time on the Business Day next preceding the date on which the regulatory approval is obtained, or at such other time as the Parties, acting through their presidents may mutually agree (the "Closing Date"). The place of Closing shall be at the principal offices of BankFirst, 625 Market Street, Knoxville, Tennessee. The Closing shall be held no later than December 31, 1996. In the event regulatory approval has been applied for, but not received, the closing may be extended until regulatory approval is obtained.

      2.4 The Effective Time of the Exchange. The Exchange shall become effective on the date and at the time the Articles of Exchange are filed with, and accepted by the Tennessee Commissioner in accordance with Section 45-2-1306 of the Tennessee Code, or at such later date and/or time as may be specified in the Articles of Exchange so filed and accepted. Unless the Parties shall otherwise agree in writing, the date and time so specified in the Articles of Exchange shall be at the close of business on the last day of the month in which all Governmental Approvals shall have been obtained, all required waiting periods shall have expired and all conditions to closing shall have been met or lawfully waived by the party(ies) entitled to the benefits thereof; provided, however, that in the event that all Governmental Approvals required for the lawful


                         ACQUISITION AGREEMENT - Page 5

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consummation of the transactions contemplated herein and all other conditions precedent to closing (including any waiting periods prescribed by law or by any Governmental Authority) shall not have been satisfied or waived prior to the 15th day of the month, BankFirst may, at its discretion, delay the Effective Time of the exchange to a date no later than the last day of the following month.

      2.5 Results of Exchange Becoming Effective. The consummation of the exchange at the Effective Time shall have the results set forth in the Plan of Share Exchange and ss. 48-21-108 of Tennessee Code Annotated.

      2.6 BankFirst Stock Options. Smoky Mountain has been informed by BankFirst that BankFirst has issued certain stock options and instituted incentive stock option plans, copies of which are attached to Schedule 2.6. The stock option agreements, the incentive stock option plans and the number of shares are described in detail in Schedule 2.6. Smoky Mountain will, subject to regulatory approval, either assume all of BankFirst's obligations with respect to all of such options or purchase the options. If regulatory approval cannot be obtained to assume the options, Smoky Mountain and BankFirst agree to either:

            (a) Allow the option holders the right to exercise the options and make a market for the shares based on the Exchange Rate Price; or

            (b) Purchase the option holders' rights based on the difference between the exercise price set forth in the stock options and the Exchange Rate Price.

                                   ARTICLE 3

                       THE CONSIDERATION FOR THE EXCHANGE

      3.1 The Consideration to be Received by the BankFirst Record Holders. The amount of consideration to be received by the BankFirst Record Holders in exchange for their BankFirst Common Stock and BankFirst Preferred Stock incidental to the Plan of Share Exchange becoming effective, the methods of payment of the consideration in shares of Smoky Mountain and the procedures for effecting the exchange shall be as provided in the Plan of Share Exchange. The consideration is based on .494 shares of Smoky Mountain Common Stock for each issued and outstanding share of BankFirst Common Stock, and a one for one exchange of Smoky Mountain Preferred Stock for the issued and outstanding BankFirst Preferred Stock. The Board of Directors of Smoky Mountain will authorize the same number of Preferred Stock shares at an equivalent par and dividend rate as BankFirst, and will issue the Smoky Mountain Preferred Stock shares on a one for one exchange for the issued and outstanding BankFirst Preferred Stock.


                         ACQUISITION AGREEMENT - Page 6

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                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF SMOKY MOUNTAIN

      As of the date hereof and as of the closing date, Smoky Mountain represents and warrants to BankFirst as follows:

      4.1 Organization and Corporate Authority. Smoky Mountain is a bank holding corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and (i) has, in all material respects, all requisite corporate power and authority to own, operate and lease its material properties and carry on its business as it is currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary; and (iii) has in effect all federal, state, and local governmental authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is currently being conducted. The corporate Charter and Bylaws of Smoky Mountain, as amended to date, will be in full force and effect as of the closing date. True copies of the Restated Charter and Bylaws of Smoky Mountain are annexed as Schedule 4.1.

      4.2 Authorization, Execution and Delivery; Acquisition Agreement Not in Breach.

            (a) Smoky Mountain has all requisite corporate power and authority to execute and deliver this Acquisition Agreement and the Plan of Share Exchange and to consummate the transactions contemplated hereby and thereby. This Agreement, and all other agreements contemplated to be executed in connection herewith by Smoky Mountain, have been (or upon execution will have been) duly executed and delivered by Smoky Mountain, have been (or upon execution will have been) duly authorized by the Smoky Mountain Board of Directors, and the matter has been submitted to the specially called meeting of the Smoky Mountain Shareholders to be held on September 20, 1996, and thereafter, no other corporate proceedings on the part of Smoky Mountain are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of Smoky Mountain, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion. A certified copy of the resolutions of the Board of Directors of Smoky Mountain and the Shareholders authorizing the execution and performance of this Agreement will be annexed as Schedule 4.2.

            (b) The execution and delivery of this Acquisition Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any mortgage, lease, covenant,


                         ACQUISITION AGREEMENT - Page 7

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agreement, indenture or other instrument to which Smoky Mountain is a party or by which it or its property or any of its assets is bound; the Restated Charter or Bylaws of Smoky Mountain; or any judgment, decree, order or award of any court, governmental body or arbitrator by which Smoky Mountain is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Smoky Mountain or its properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Smoky Mountain, except that the Government Approvals shall be required in order for Smoky Mountain to consummate this Agreement and the Plan of Share Exchange.

      4.3 No Legal Bar. Smoky Mountain is not a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Acquisition Agreement by Smoky Mountain, its delivery to BankFirst or the consummation of the transactions contemplated hereby, and no action or proceeding is pending against Smoky Mountain in which the validity of this Acquisition Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

      4.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Smoky Mountain in connection with the execution and delivery of this Acquisition Agreement and the Plan of Share Exchange or the consummation of the transactions contemplated hereby by Smoky Mountain , except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Acquisition Agreement under the Bank Holding Company Act of 1956, as amended;
(b) the prior approval of the FDIC to the Acquisition Agreement; and (c) the prior approval of the Tennessee Department of Financial Institutions (TDFI) under Section 45-2-1314 et seq of the Tennessee Code and the regulations promulgated by the TDFI thereunder (collectively, the "Government Approvals").

      4.5 Capitalization. The authorized capital stock of Smoky Mountain consists of 3,000,000 shares of voting Common Stock of par value of Two Dollars and Fifty Cents ($2.50) per share ("Smoky Mountain Common Stock"); 1,000,000 shares of non-voting Common Stock of par value of Two Dollars and Fifty Cents ($2.50) per share ("Non-Voting Common Stock"), and 1,000,000 shares of preferred stock of par value of Five Dollars ($5.00) per share ("Smoky Mountain Preferred Stock"). As of the date of this Agreement, 395,518 shares of Smoky Mountain Common Stock are issued and outstanding. In addition, Smoky Mountain is holding 91,117 shares of Smoky Mountain Common Stock as treasury stock. All of the outstanding Smoky Mountain Common Stock is validly issued, fully paid, and non-assessable, and has not been issued in violation of any preemptive rights of any Smoky Mountain Shareholder.


                         ACQUISITION AGREEMENT - Page 8

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      4.6 Smoky Mountain Financial Statements. Smoky Mountain has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to BankFirst true and complete copies of:
(i) Smoky Mountain's audited Consolidated Financial Statements for the calendar years ended December 31, 1995 and 1994; and (ii) Smoky Mountain's unaudited consolidated financial statements for each of the calendar quarters in calendar year 1996 and thereafter, ending prior to the Closing Date. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of Smoky Mountain at the respective dates thereof and the consolidated results of operations and consolidated cash flow of Smoky Mountain for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained. Certain of the above Financial Statements identified therein are annexed to Schedule 4.6 hereto.

      4.7 Disclosure. The information concerning, and the representations or warranties made by Smoky Mountain as set forth in this Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Smoky Mountain to BankFirst pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to BankFirst by Smoky Mountain pursuant hereto were or will be complete and accurate copies of such documents.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF BANKFIRST

      Both as of the date hereof and as of the Effective Time, BankFirst represents and warrants to Smoky Mountain as follows:

      5.1 Organization and Qualification of BankFirst. BankFirst is a state-chartered banking corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its material business as it is currently being conducted; (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its material properties owned or held under lease or the nature of its material business makes such qualification necessary; and (c) its deposit accounts are insured by the FDIC to the fullest extent permitted under applicable law. BankFirst is not a member of the Federal Reserve System. The BankFirst subsidiary, Eastern Life Insurance Company, is duly chartered, validly existing and in good standing under the laws of the state of its incorporation and (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its material business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its material properties owned or held under


                         ACQUISITION AGREEMENT - Page 9

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lease or the nature of its material business makes such qualification necessary.
BankFirst and its subsidiary have in effect all material federal, state and local governmental authorization, permits and licenses necessary for them to own or lease their respective material properties and assets and to carry on their material business as it is currently being conducted. BankFirst engages only in activities (and holds properties only of the types) permitted by the Tennessee Code for Tennessee state-chartered banks.

      5.2 Authorization, Execution and Delivery; Acquisition Agreement Not in Breach.

            (a) BankFirst has all requisite power and authority to execute and deliver this Agreement and the Plan of Share Exchange and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Share Exchange and the consummation of the proposed transaction have been duly authorized by a majority of the entire Board of Directors of BankFirst and, except for the approval of the BankFirst Shareholders, no other corporate proceedings on the part of BankFirst are necessary to authorize the execution and delivery of this Agreement and the Plan of Share Exchange and the consummation of the Acquisition contemplated hereby and thereby. This Acquisition Agreement and the Plan of Share Exchange and all other agreements and instruments herein contemplated to be executed by BankFirst have been (or upon execution will have been) duly executed and delivered by BankFirst and constitute (or upon execution will constitute) legal, valid and enforceable obligations of BankFirst, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion. A certified copy of the resolutions of the Board of Directors of BankFirst and the Shareholders authorizing the execution and performance of this Agreement will be annexed as Schedule 5.2.

            (b) The execution and delivery of this Agreement and the Plan of Share Exchange, the consummation of the transaction contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the material terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which BankFirst or the BankFirst Subsidiary is a party or by which BankFirst or the BankFirst Subsidiary is bound; the Charter or Bylaws of BankFirst; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which BankFirst or the BankFirst Subsidiary is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to BankFirst or the BankFirst Subsidiary or the properties of any of them; or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of BankFirst or the BankFirst Subsidiary.


                        ACQUISITION AGREEMENT - Page 10

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      5.3 No Legal Bar. BankFirst is not a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body which would prevent the execution of this Agreement and the Plan of Share Exchange by BankFirst, the delivery thereof to Smoky Mountain or the consummation of the transaction contemplated hereby and thereby, and no action or proceeding is pending against BankFirst in which the validity of this Agreement, the transaction contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with the transaction contemplated hereby is at issue. 5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by BankFirst in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to BankFirst in order to avoid forfeiture or impairment of such rights.

      5.5 Charter Documents. Included in Schedule 5.5 are true and correct copies of the Charter and Bylaws of BankFirst. The Charter and Bylaws of BankFirst, as amended to date, are in full force and effect.

      5.6 BankFirst Financial Statements. Accompanying Schedule 5.6 are true copies of the audited consolidated balance sheets of BankFirst as of December 31, 1995, 1994 and 1993, and the related consolidated statements of income and stockholders' equity and cash flows of BankFirst for the years ended December 31, 1995, 1994 and 1993 (the "Audited Financial Statements of BankFirst") and the comparative interim (or annual) financial statements for any subsequent quarter (or year) ending after December 31, 1995 and prior to the Closing Date. Such financial statements (i) were (or will be) prepared from the books and records of BankFirst; (ii) were (or will be) prepared in accordance with generally accepted accounting principles consistently applied; (iii) accurately present (or will present) BankFirst's consolidated financial condition and the consolidated results of its operations as at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or will contain and reflect) all necessary adjustments and accruals for an accurate presentation of BankFirst's consolidated financial condition and the consolidated results of BankFirst's operations for the periods covered by such Financial Statements; and
(v) do contain and reflect (or will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipated liabilities for all taxes, federal, state, or local, with respect to the periods then ended.

      5.7 Records and Documents. The records of BankFirst are and will be sufficient to enable BankFirst to continue conducting its business as a Tennessee-chartered state bank under similar standards as BankFirst has heretofore conducted such business.


                        ACQUISITION AGREEMENT - Page 11

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      5.8 Capitalization of BankFirst. The authorized capital stock of BankFirst consists of Ten Million (10,000,000) shares of common stock having a par value of $5.00 per share (the "BankFirst Common Stock") and Five Hundred Thousand (500,000) shares of noncumulative convertible preferred stock (""BankFirst Preferred Stock"). As of the date of this Agreement, 1,154,152 shares of BankFirst Common Stock are issued and outstanding and no BankFirst Common Stock is held by BankFirst as treasury stock. All of the outstanding BankFirst Common Stock is validly issued, fully paid and nonassessable and has not been issued in violation of any preemptive rights of any BankFirst shareholder. As of the date of this Agreement, 225,559 shares of BankFirst Preferred Stock shares are issued and outstanding and no BankFirst Preferred Stock is held by BankFirst as treasury stock.

      5.9 Disclosure. The information concerning, and representations and warranties made by, BankFirst set forth in this Agreement, or in the Schedules of Exceptions of BankFirst hereto, or in any document, statement, certificate or other writing furnished or to be furnished by BankFirst to Smoky Mountain pursuant hereto, does not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Smoky Mountain by BankFirst pursuant hereto were or will be complete and accurate copies of such documents.

      5.10 Material Contracts. Except as reflected in the BankFirst Financial Statements, or as described in Schedule 5.14 hereto, neither BankFirst nor the BankFirst Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto that in each case would be required to be filed as an exhibit to an Annual Report on Form F-2 filed by BankFirst as of the date of this Agreement that has not been filed as an exhibit to BankFirst's Form F-2 filed for the fiscal year ended December 31, 1995.

                                   ARTICLE 6

                          COVENANTS OF SMOKY MOUNTAIN

      6.1 Regulatory Approvals. Within a reasonable time after execution of this Agreement, Smoky Mountain shall file any and all applications with the appropriate Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Agreement and the Plan of Share Exchange with reasonable promptness. BankFirst shall pay all fees and expenses arising in connection with such applications for Regulatory Approval. Smoky Mountain agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Smoky Mountain's applications for Regulatory Approval and Smoky Mountain agrees to use its best efforts to obtain such Regulatory Approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable.


                        ACQUISITION AGREEMENT - Page 12

      6.2 Proxy Statement. Smoky Mountain Shareholder Approval. Smoky Mountain shall call a meeting of shareholders for September 20, 1996 for the purpose of
(i) approving this agreement and the Plan of Share Exchange; and (ii) such other related matters as it deems appropriate. In connection with the shareholder's meeting; (i) Smoky Mountain shall prepare a proxy statement and shall mail or cause to be mailed such Proxy Statement to its shareholders; (ii) the Board of Directors shall recommend (subject to compliance with their legal and fiduciary duty) to Smoky Mountain shareholders the approval of this Agreement and the Plan of Share Exchange.

                                   ARTICLE 7

                             COVENANTS OF BANKFIRST

      7.1 Proxy Statement; BankFirst Shareholder Approval. BankFirst shall call the Shareholders Meeting to be held as soon as reasonably practicable after the date of this Agreement and shall use its best efforts to ensure that such meeting is held not later than October 10, 1996, for the purpose of (i) approving this Agreement and the Plan of Share Exchange, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting, (i) BankFirst shall prepare a Proxy Statement, shall mail or cause to be mailed such Proxy Statement to its shareholders; and (ii) the Board of Directors of BankFirst shall recommend (subject to compliance with their legal and fiduciary duty as advised by counsel) to BankFirst shareholders the approval of this Agreement and the Plan of Share Exchange.

      7.2 Conduct of Business - Affirmative Covenants. Unless the prior written consent of Smoky Mountain shall have been obtained and, except as otherwise contemplated herein:

            (a) BankFirst shall, and shall cause the BankFirst Subsidiary to:

                  (i) Operate its business only in the usual, regular, and ordinary course;

                  (ii) Preserve intact its business organizations and assets and to maintain its rights and franchises;

                  (iii) Take no action, unless otherwise required by law, rules or regulation, that would (a) adversely affect the ability of any of them or Smoky Mountain to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Agreement, or (b) adversely affect the ability of such party to perform its covenants and agreements under this Agreement;


                        ACQUISITION AGREEMENT - Page 13

                  (iv) Except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                  (v) Keep in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of BankFirst or the BankFirst Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                  (vi) Use its best efforts to retain its present customer base and to facilitate the retention of such customers by BankFirst and its branches after the closing;

                  (vii) To maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to BankFirst or Smoky Mountain and BankFirst's Subsidiaries or Smoky Mountain's Subsidiaries at and after the closing, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of its customer relationships;

            (b) BankFirst agrees to use its best efforts to assist Smoky Mountain in obtaining the Government Approvals necessary to complete the transactions contemplated hereby, and BankFirst shall provide to Smoky Mountain or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals.

            (c) BankFirst, at its own cost and expense, shall use its best efforts to secure all necessary consents and all consents and releases, if any, required of BankFirst or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

            (d) At all times to and including, and as of, the Closing, BankFirst shall inform Smoky Mountain in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of BankFirst.

                                   ARTICLE 8

                             CONDITIONS TO CLOSING

      8.1 Conditions to the Obligations of BankFirst. Unless waived in writing by BankFirst, the obligation of BankFirst to consummate the transaction contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:


                        ACQUISITION AGREEMENT - Page 14

            (a) Performance. Each of the material acts and undertakings of Smoky Mountain to be performed at or before the Closing Date pursuant to this Acquisition Agreement shall have been duly performed.

            (b) Representations and Warranties. The representations and warranties of Smoky Mountain contained in Article 4 of this Acquisition Agreement shall be true and complete, in all material respects, on and as of the exchange with the same effect as though made on and as of the exchange.

            (c) Documents. In addition to the other deliveries of Smoky Mountain described elsewhere in this Acquisition Agreement, BankFirst shall have received the following documents and instruments:

            (i) a certificate from the Secretary or Assistant Secretary of Smoky Mountain dated as of the Closing Date certifying that:

                  (A) Smoky Mountain's Board of Directors has duly adopted
            resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Acquisition Agreement (including the Plan of Share Exchange) and authorizing the consummation of the transactions contemplated by this Acquisition Agreement and that such resolutions have not been amended or modified and remain in full force and effect;

                  (B) Smoky Mountain's Shareholders have duly adopted
            resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Acquisition Agreement (including the Plan of Share Exchange) and authorizing the consummation of the transactions contemplated by this Acquisition Agreement and that such resolutions have not been amended or modified and remain in full force and effect;

                  (C) each person executing this Acquisition Agreement on behalf of Smoky Mountain is an officer of Smoky Mountain holding the office or offices specified therein and that the signature of each person set forth on such certificate is his genuine signature;

                  (D) the charter documents of Smoky Mountain attached to such certificate remain in full force and effect;

                  (E) Smoky Mountain is in good standing under its Tennessee corporate charter; and


                        ACQUISITION AGREEMENT - Page 15

                  (F) Smoky Mountain is in good standing with all Regulatory
            Authorities having jurisdiction over it and has received no notification that this transaction would result in a cease and desist order or an impairment of the financial ability of Smoky Mountain to perform its obligations under this Acquisition Agreement.

            (ii) a certificate signed by a duly authorized officer of Smoky Mountain stating that the conditions set forth in Section 8.1(a), Section 8.1(b), and Section 8.1(c) of this Acquisition Agreement have been fulfilled.

            (d) Consideration. BankFirst shall have received a certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession certificates evidencing and representing that number of shares of Smoky Mountain Common Stock and Smoky Mountain Preferred Stock, and/or collected funds sufficient to meet the obligations to the BankFirst Record Holders to deliver the Consideration under this Acquisition Agreement and the Plan of Share Exchange.

            (e) No Material Adverse Change. No material adverse change in the material business, property, assets, liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income or condition (financial or otherwise) of Smoky Mountain taken as a whole, shall have occurred since the date of this Acquisition Agreement. In the event of such an adverse change with respect to Smoky Mountain, BankFirst may elect either (i) to close the contemplated transaction in accordance with the terms of this Acquisition Agreement or (ii) to terminate this Acquisition Agreement without penalty.

      8.2 Conditions to the Obligations of Smoky Mountain. Unless waived in writing by Smoky Mountain, the obligation of Smoky Mountain to consummate the transactions contemplated by this Acquisition Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) Performance. Each of the material acts and undertakings of BankFirst to be performed at or before the Closing Date pursuant to this Acquisition Agreement shall have been duly performed;

            (b) Representations and Warranties. The representations and warranties of BankFirst contained in Article 5 of this Acquisition Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

            (c) No Material Adverse Change. No material adverse change in the material business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of BankFirst taken as a whole shall have occurred since the date of this Acquisition


                        ACQUISITION AGREEMENT - Page 16

Agreement. In the event of such a material adverse change with respect to BankFirst, Smoky Mountain may elect either (i) to close the contemplated transaction in accordance with the terms of this Acquisition Agreement or (ii) to terminate this Acquisition Agreement without penalty;

      8.3 Conditions to Obligations of All Parties. The obligation of each Party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

            (a) No Pending or Threatened Claims. That no claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Acquisition Agreement or the obtaining of material damages or other relief in connection therewith; and

            (b) Governmental Approvals Obtained. The parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired.

                                   ARTICLE 9

                                  TERMINATION

      9.1 Termination. This Acquisition Agreement and the Plan of Share Exchange may be terminated at any time prior to the Closing, as follows:

            (a) By mutual consent in writing of the Parties;

            (b) By Smoky Mountain, should BankFirst or the BankFirst Subsidiary fail to conduct its business pursuant to its Covenants made in Article 7;

            (c) By either Smoky Mountain or BankFirst, upon written notice to the other party, upon denial of any Governmental Approval necessary for the consummation of the Acquisition (or should such approval be conditioned upon a substantial deviation from the transaction contemplated); provided, however, that either party may, upon written notice to the other, extend the term of this Acquisition Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has been appealed within ten
(10) business days of the receipt thereof;


                        ACQUISITION AGREEMENT - Page 17

            (d) By Smoky Mountain if the conditions set forth in Sections 8.2 or
8.3 are not satisfied in all material respects as of the Closing Date, or by BankFirst if the conditions set forth in Section 8.1 or 8.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

            (e) By Smoky Mountain or BankFirst in the event that there shall have been a material breach of any obligation of the other party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching party of written notice from the other party specifying the nature of such breach and requesting that it be remedied;

            (f) By BankFirst in the event that there shall have been, in the good faith opinion of BankFirst's Board of Directors, a material adverse change in the business, property, assets, liabilities (whether absolute, contingent, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of Smoky Mountain taken as a whole or upon the occurrence of any event or circumstances which may have the effect of limiting or restricting Smoky Mountain's ability to deliver the consideration either by issuing to the BankFirst Record Holders the Smoky Mountain Common Stock and the Smoky Mountain Preferred Stock.

      9.2 Effect of Termination. In the event that this Acquisition Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the parties under this Acquisition Agreement shall terminate without further liability of any party to another; provided, however, that a termination under
Section 9.1 hereof shall not relieve any party of any liability for a breach of this Acquisition Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                                   ARTICLE 10

                               GENERAL PROVISIONS

      10.1 Notices. Any notice, request, demand and other communication which either party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other party as follows:


                        ACQUISITION AGREEMENT - Page 18

If to BankFirst:

                Fred R. Lawson
                President and Chief Executive Officer
                BankFirst
                625 Market Street
                Knoxville, TN   37902


If to Smoky Mountain:

                James L. Clayton
                Chairman
                Smoky Mountain Bancorp, Inc.
                811 Parkway
                Gatlinburg, TN  37738

                With an additional copy to:

                James L. Clayton
                625 Market Street
                Knoxville, TN  37902


If to First National Bank of Gatlinburg:

                Charles Earl Ogle, Jr.
                Chairman
                First National Bank of Gatlinburg
                811 Parkway
                Gatlinburg, TN   37738

or to such other address as any party hereto may hereafter designate to the other parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

      10.2 Assignability and Parties in Interest. This Acquisition Agreement shall not be assignable by any of the Parties hereto.

      10.3 Governing Law. This Acquisition Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee.


                        ACQUISITION AGREEMENT - Page 19

      10.4 Counterparts. This Acquisition Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

      10.5 Best Efforts. BankFirst and Smoky Mountain each agree to use its best efforts to complete the transactions contemplated by this Acquisition Agreement.

      10.6 Publicity. The parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement.

      10.7 Entire Agreement. This Acquisition Agreement, together with the Plan of Share Exchange which is Exhibit "1" hereto, the Schedules, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with Section 10.9 hereof constitute the entire agreement of the parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the parties hereto concerning the subject matter hereof. The schedules, Exhibit "1", the exhibits and certificates attached hereto or furnished pursuant to this Acquisition Agreement are hereby incorporated as integral parts of this Acquisition Agreement. Except as provided herein, by specific language and not by mere implication, this Acquisition Agreement is not intended to confer upon any other person not a party to this Acquisition Agreement any rights or remedies hereunder.

      10.8 Severability. If any portion or provision of this Acquisition Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Acquisition Agreement invalid, illegal or unenforceable in any other jurisdiction.

      10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Acquisition Agreement, the parties may, solely by written agreement executed by their duly authorized officers:

            (a) Extend the time for the performance of any of the obligations or other acts of the other party hereto;

            (b) Waive any inaccuracies in the representations and warranties made by the other party contained in this Acquisition Agreement or in the schedules or exhibits hereto or any other document delivered pursuant to this Acquisition Agreement;


                        ACQUISITION AGREEMENT - Page 20

            (c) Waive compliance with any of the covenants or agreements of the other party contained in this Acquisition Agreement; and

            (d) Amend or add to any provision of this Acquisition Agreement or the Plan of Share Exchange; provided, however, that no provision of this Acquisition Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Acquisition Agreement.

      10.10 Interpretation. The headings contained in this Acquisition Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Acquisition Agreement.

      10.11 Payment of Expenses. Except as set forth herein, BankFirst shall pay the fees and expenses (including, without limitation, legal fees and expenses) incurred by Smoky Mountain and BankFirst in connection with the transactions contemplated hereunder.

      10.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto or in any instrument or document furnished in connection herewith, shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto and shall expire at the Effective Time of the exchange except as to any matter which is based upon willful fraud with respect to which the representations and warranties set forth in this Acquisition Agreement shall expire only upon expiration of the applicable statutes of limitation. Nothing in this Section 10.12 shall limit BankFirst's or Smoky Mountain's rights or remedies for misrepresentations, breaches of this Acquisition Agreement or any other improper action or inaction by the other party hereto prior to the its termination.

      10.13 No Waiver. No failure, delay or omission of or by any party in exercising any right, power or remedy upon any breach or default of any other party shall impair any such rights, powers or remedies of the party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions of this Acquisition Agreement must be in writing and must be executed by the parties to this Acquisition Agreement and shall be effective only to the extent specifically set forth in such writing.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Acquisition Agreement or has caused this Acquisition Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.


                        ACQUISITION AGREEMENT - Page 21

                                     BANKFIRST

                                     By: /s/ Fred R. Lawson
                                        ----------------------------------------
                                               Fred R. Lawson

                                     Its: President and Chief Executive Officer
ATTEST:

 /s/ Vickie T. Mynatt
------------------------------
Secretary
                                     SMOKY MOUNTAIN BANCORP, INC.


                                     By: /s/ Fred R. Lawson
                                        ----------------------------------------
                                               Fred R. Lawson

                                     Its: President and Chief Executive Officer

ATTEST:

/s/ Vickie T. Mynatt
------------------------------
Secretary


                        ACQUISITION AGREEMENT - Page 22